Exhibit 99.1

Venaxis Executes First Commercial Development Agreement and Receives Purchase Order from EMELCA Bioscience for Initial EU Launch

CASTLE ROCK, Colo., February 7, 2013 — Venaxis, Inc. (Nasdaq: APPY), an in vitro diagnostic company focused on obtaining FDA clearance and commercializing its blood-based appendicitis test, APPY1, today announced it has signed its first European commercial development agreement with Netherlands-based EMELCA Bioscience for the initial phase of Venaxis’ EU launch.  Under the agreement, EMELCA will help Venaxis identify and engage with key opinion leaders and potential customers, as well as assess key market opportunities for APPY1 within the Benelux Territories, which includes Belgium, the Netherlands, and Luxembourg.  Pursuant to the agreement, Venaxis also received an initial stocking order from EMELCA, marking the first purchase order for APPY1.

During the initial launch phase, key market development activities will include working to identify and sign collaboration agreements with key opinion leader hospitals for the purpose of completing well-defined outcome studies over the coming months.  The studies are designed to further demonstrate the clinical utility and economic value of APPY1 in Europe and are expected to help Venaxis determine its precise marketing approach and advance in the second phase of the EU launch, a full-scale distribution and sales effort for APPY1, which is anticipated to advance and expand in 2013.

Don Hurd, Senior Vice President and Chief Commercial Officer of Venaxis, stated, “Our partnering with EMELCA Bioscience, a recognized leader in Europe, not only marks our first formal agreement Europe, it also represents the official launch of our market development efforts in the EU region where we have obtained CE Marking for APPY1.  EMELCA has considerable experience marketing and distributing diagnostic products in Europe and we are pleased by their commitment to Venaxis and to helping position APPY1 for success.  We look forward to finalizing agreements with other key enterprises for commercial development in other European territories, thereby laying the critical foundation that will allow us to facilitate a successful full-scale European product launch in 2013.”

Patrick Van Der Meijden, Owner of EMELCA Bioscience, stated, “EMELCA is committed to understanding our customers’ needs fully and to delivering the highest quality products and services.  The market development plan presented to us by Venaxis will lead to a more efficient and effective launch of APPY1.  For this reason, we are pleased to serve as Venaxis’ partner and to begin offering APPY1 strategically to select customers during this initial launch phase.”

About Venaxis, Inc.
Venaxis, Inc. is an in vitro diagnostic company focused on the clinical development and commercialization of its blood-based appendicitis test, APPY1.  The unique appendicitis test has projected high sensitivity and negative predictive value and is designed to aid in the identification of patients at low risk for acute appendicitis, allowing for more conservative patient management.  APPY1 is being developed initially for pediatric, adolescent and young adult patients with abdominal pain, as this population is at the highest risk for appendicitis and has the highest risk of long-term health effects associated with CT imaging.  For more information, visit www.venaxis.com.

Forward-Looking Statements

This press release includes "forward-looking statements" of Venaxis, Inc. (“Venaxis”) (formerly AspenBio Pharma, Inc.) as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that Venaxis believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors Venaxis believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Venaxis. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to successfully complete required product development and modifications in a timely and cost effective manner, complete clinical trial activities for APPY1 required for FDA submission, obtain FDA clearance or approval, maintain CE Marking, cost effectively manufacture and generate revenues from APPY1, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, Venaxis does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in Venaxis’ recent filings with the SEC, including its Form 10-Q for the period ended September 30, 2012, filed on November 7, 2012.

For Investors & Media:
Joshua Drumm, PhD / Jason Rando
Tiberend Strategic Advisors, Inc.
(212) 827-0020
jdrumm@tiberend.com
jrando@tiberend.com